SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2005

METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Washington  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On February 8, 2005, the Board of Directors of Metro One Telecommunications, Inc. (the “Company”), in response to recently enacted tax legislation, approved an amendment to the Metro One Telecommunications Deferred Compensation Plan (the “Plan”), providing that no further deferral contributions shall be made to the Plan after December 31, 2004.

On February 8, 2005, the Board of Directors of the Company approved, and the Company intends to enter into, Indemnity Agreements substantially in the form filed as an exhibit to this Current Report on Form 8-K, with each of its current and future directors and officers (the “Indemnitees”).  The Indemnity Agreements are being entered into in order to provide the Indemnitees with specific contractual assurance that they would continue to be indemnified to the fullest extent permitted by law, as currently required under the indemnity provisions of the Company’s Third Restated Articles of Incorporation.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

10.1               Amendment to Metro One Telecommunications Deferred Compensation Plan.

10.2               Form of Indemnity Agreement between Metro One Telecommunications, Inc. and its directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2005		Metro One Telecommunications, Inc.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer